UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 16, 2007
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 1410 - 800 West Pender Street
Vancouver, British Columbia Canada	V6C 2V6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 8 Other Events

Item 8.01

Uranerz Energy Corporation announces the completion of an initial leasing program of approximately 8000 acres in the State of Texas. Based on geologic reports and more than 90 drill holes, these 8000 acres are believed to cover a northeast-southwest uranium mineralization trend.

Plans are being made to begin drilling this property next winter after the Wyoming drilling season is completed. Initial drilling programs will be designed to confirm the presence of the uranium mineralization and to obtain core samples for extraction testing procedures to determine the potential for in-situ recovery mining possibilities.

Uranerz Energy has made the decision to widen its operations into the State of Texas given the possibility of in-situ recovery mining as evidenced by the existence of at least two successful uranium mines currently operating there now and the permitting activities of additional production facilities at this time.

This land acquisition program is part of Uranerz Energy’s ongoing plans to acquire property with high potential for recoverable uranium in the not too distant time frame. Land activities continue both in Wyoming, especially the Powder River Basin area, as well as Texas and other areas of interest.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

99.1	News release dated July 16, 2007

End

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: July 16, 2007	By:	“Dennis L Higgs”
DENNIS L. HIGGS
CHAIRMAN